FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                ----------------------------------------------


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                October 2, 2001
                       (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)



                    Delaware             0-16211         39-1434669
              (State of Incorporation) (Commission    (IRS Employer
                                       File Number)  Identification No.)




               570 West College Avenue, York, Pennsylvania  17405
              (Address of principal executive offices)    (Zip Code)



                                (717) 845-7511
               (Company's telephone number including area code)



                                  Page 1 of 5
                            Exhibit Index on Page 5





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Item 2. - Acquisition or Disposition of Assets


   On October 2, 2001, DENTSPLY International Inc., a Delaware corporation (the "Company"), through its subsidiaries Dentsply Hanau GmbH & Co. KG, Dentsply Research & Development Corporation and Dentsply EU S.a.r.l. (collectively the "Purchasers"), consummated the acquisition (the "Purchase") of the dental business of Degussa A.G. ("Degussa Dental"),pursuant to a Sale and Purchase Agreement dated May 28/29, 2001 between the Purchasers, Degussa AG (the "Seller") and the Company as guarantor. Degussa Dental manufactures and sells dental products, including precious metal alloys, ceramics and dental laboratory equipment, and chairside products.

   The preliminary purchase price for Degussa Dental was 548 million Euros or $504 million, which was paid at closing. The preliminary purchase price is subject to increase or decrease, based on certain working capital levels of Degussa Dental as of October 1, 2001. Any increase in the purchase price will be paid, and any decrease will be refunded, after the closing financial statements of Degussa Dental have been finalized. Dentsply expects that the final purchase price, including the assumed debt of Degussa Dental, will be approximately 576 million Euros or $530 million.

   The funds used to pay the Purchase Price were obtained from the proceeds of
(i) a temporary short-term loan ("bridge financing") provided by Credit
Suisse First Boston, (ii) a private placement of notes pursuant to the Company's agreement with the Prudential Insurance Company and (iii) the Company's revolving credit facility syndicated by ABN AMRO
Bank. The Company intends to replace the bridge financing and the bank revolving credit facility debt with the proceeds of a Eurobond offering of 500 million Euros, which is currently planned for November, and to engage in a sale/leaseback of precious metals of the Degussa business in an amount of approximately $100 million. The Eurobond offering will be conducted in accordance with Regulation S under the Securities Act of 1933, as amended.

   The acquisition of Degussa Dental is subject to certain risks, including, without limitation, the difficulty of successfully combining the operations of Degussa Dental with those of Dentsply in a timely manner, the ability to continue to generate sufficient cash flow to pay down the additional debt as planned, the potential loss of key employees as a result of uncertainty caused by the acquisition, the failure to achieve the costs savings, revenue growth or synergies expected to be realized as a result of the acquisition, the significant increase in Dentsply's debt-to-capitalization ratio as a result of the acquisition and the diversion of resources to debt service rather than for investment in Dentsply's existing businesses.


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Item 7. Financial Statements and Exhibits

(a)Financial Statements of Businesses Acquired. It is impracticable for the Company to provide the financial statements of Degussa Dental required by this Item 7(a) at the time of filing of this report on Form 8-K, and none of such financial statements are available at such time. Accordingly, in accordance with Item 7(a)(4) of Form 8-K, the Company will file the required financial statements of Degussa Dental in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after October 17, 2001.

(b)Pro Forma Financial Information. It is impracticable for the Company to provide the pro forma financial information relative to Degussa Dental required by this Item 7(b) at the time of filing of this report on Form 8-K, and none of such pro forma financial information is available at such time. Accordingly, in accordance with Item 7(b)(2) of Form 8-K, the Company will file the required pro forma financial information relative to Degussa Dental in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after October 17, 2001

(c)Exhibits:

   2.1 Degussa Dental Group Sale and Purchase Agreement, dated May 28/29, 2001 between Degussa AG (Seller) and Dentsply Hanau GmbH & Co. KG, Dentsply Research & Development Corporation and Dentsply EU S.a.r.l. (Purchasers and subsidiaries of the Company) (hereby incorporated by reference to
       Exhibit 10.1 included in the Company's second quarter 2001 Form 10-Q filed August 14, 2001.

   2.2 Series A and Series B Note Purchase Agreement dated March 1, 2001 between the Company and Prudential Insurance Company of America (incorporated by reference to Exhibit 4.3 included in the Company's Form 10-K for the year ended December 31, 2000 filed March 20, 2000).

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                   (Company)



                                           /s/William R. Jellison
                                              William R. Jellison
                                              Senior Vice President,
                                              Chief Financial Officer

Date: October 17, 2001

                                4

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EXHIBIT INDEX



Sequential

Number                      Description                               Page No.

2.1   Degussa Dental Group Sale and Purchase Agreement, dated
      May 28/29,  2001  between  Degussa AG (Seller) and Dentsply
      Hanau  GmbH  & Co.  KG,  Dentsply  Research  &  Development
      Corporation  and  Dentsply  EU  S.a.r.l.   (Purchasers  and
      subsidiaries  of the  Company)  is hereby  incorporated  by reference to Exhibit 10.1  included in the  Company's  2001
      second quarter Form 10-Q filed August 14, 2001.                   N/A

2.2   Series A and Series B Note Purchase Agreement dated March 1,
      2001 between the Company and Prudential  Insurance  Company of  America  (incorporated  by  reference  to  Exhibit  4.3 included  in the  Company's  Form  10-K for the year  ended
      December 31, 2000 filed March 20, 2000).                          N/A



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